EXHIBIT 10.19

                              EMPLOYMENT AGREEMENT


         This Employment Agreement (this "Agreement") is made as of April 1, 2002, by Allis- Chalmers Corporation., a Delaware corporation (the "Employer"), and Jeffrey R. Freedman, an individual resident in Palm Beach Gardens, Florida (the "Executive").

                                 R E C I T A L S

         The Employer desires the Executive's employment with the Employer, and the Executive wishes to accept such employment, upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

1.       DEFINITIONS
         -----------

         For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

         "AGREEMENT"--this Employment Agreement.

         "BASIC COMPENSATION"--Salary and Benefits.

         "BENEFITS"--as defined in Section 3.1(b).

         "BOARD OF DIRECTORS"--the board of directors of the Employer.

         "CHANGE OF CONTROL"-for purpose of this Agreement, a "Change of Control" shall occur if (i) the Employer shall not be the surviving entity in any merger or consolidation (or survive only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Employer), (ii) the Employer sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Employer), (iii) the Employer is dissolved or liquidated, or (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, (other than Energy Spectrum Partners, LP, Munawar H. Hidayatallah, Colebrooke Investments, Inc. or any of their respective affiliates) acquires or gains ownership or control of more than 50% of the outstanding capital stock of Employer after the date hereof, provided, however, any public offering by the Employer pursuant to the Securities Act of 1933, as amended, of capital stock of the Company or private placement of capital stock by the Employer shall not be deemed a "Change of Control" hereunder.

         "CONFIDENTIAL INFORMATION"--any and all:

                  (a) trade secrets concerning the business and affairs of the Employer and any other information, however documented, that is a trade secret within the meaning of law of the State of Texas; and

                  (b) information concerning the business and affairs of the Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and

                  (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer containing or based, in whole or in part, on any information included in the foregoing.

         "DISABILITY"--as defined in Section 6.2.

         "EFFECTIVE DATE"--the date stated in the first paragraph of the Agreement.

         "EMPLOYMENT PERIOD"--the term of the Executive's employment under this Agreement.

         "FISCAL YEAR"--the Employer's fiscal year, as it exists on the Effective Date or as changed from time to time.

         "FOR CAUSE"--as defined in Section 6.3.

         "INCENTIVE COMPENSATION"--as defined in Section 3.2.

         "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

         "POST-EMPLOYMENT PERIOD"--as defined in Section 8.2.

         "PROPRIETARY ITEMS"--as defined in Section 7.2(a)(iv).

         "SALARY"--as defined in Section 3.1(a).

2.       EMPLOYMENT TERMS AND DUTIES
         ---------------------------

         2.1      EMPLOYMENT
                  ----------

         The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

         2.2      TERM
                  ----

         Subject to the provisions of Section 6, the term of the Executive's employment under this Agreement will be three years, beginning on the Effective Date and ending on the third anniversary of the Effective Date.

         2.3      DUTIES
                  ------

         The Executive will have such duties as are assigned or delegated to the Executive by the Board of Directors or Chief Executive Officer, and will initially serve as Executive Vice President - Chief Planning and Communications Officer of the Employer. The Executive will devote his entire business time, attention, skill, and energy exclusively to the business of the Employer, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. Nothing in this Section 2.3, however, will prevent the Executive from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with the Executive's duties under this Agreement.

3.       COMPENSATION
         ------------

         3.1      BASIC COMPENSATION
                  ------------------

                  (a) SALARY. The Executive will be paid an annual salary of $200,000.00, subject to adjustment as provided below (the "Salary"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly. The Salary will be reviewed by the Board of Directors or Chief Executive Officer not less frequently than annually, and may be adjusted upward in the sole discretion of the Board of Directors or Chief Executive Officer, but in no event will the Salary be less than $200,000.00 per year.

                  (b) BENEFITS. The Executive will, during the Employment Period, be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the "Benefits").

         3.2      INCENTIVE COMPENSATION
                  ----------------------

         As additional compensation (the "Incentive Compensation") for the services to be rendered by the Executive pursuant to this Agreement, the Employer will pay the Executive up to twenty-five percent (25%) of Salary as Incentive Compensation based on reaching the targets and goals for his position as determined in advance and indicated in writing by the Chief Executive Officer. Such goals and targets are to be established in writing of the Chief Executive Officer prior to the beginning of each Fiscal Year.

         3.3      STOCK OPTIONS
                  -------------

         The Employer has granted to Executive options to purchase 300,000 shares of Employer's common stock pursuant to Employer's 2002 Stock Incentive Plan. The options granted to Executive will be subject to and governed by the Employer's 2002 Stock Incentive Plan and a Stock Option Agreement between the Employer and Executive containing such terms and provisions as the Board of Directors deem necessary which will be executed concurrently with this Agreement.

4.       FACILITIES AND EXPENSES
         -----------------------

         4.1      GENERAL
                  -------

         The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement. The Employer will pay the Executive's dues in such professional societies and organizations as the Chief Executive Officer deems appropriate.

         4.2      LIVING AND EXPENSE ALLOWANCE
                  ----------------------------

         It is understood that Executive resides in Palm Beach Gardens, Florida and will commute to and from Houston, Texas. Initially in the first year of the term hereof, Employer will pay to Executive $50,000.00 per year payable monthly for all transportation, vehicle and living expenses necessary to perform his duties in Houston, Texas. Such allowance will include all travel to and from Houston, vehicle and living expenses while in Houston, but does not include travel or lodging expense on Company business outside of Houston, Texas. The purpose of the allowance is to pay all travel and living expenses of Executive rather than reimbursement for expenses. Any expenses incurred by Executive for transportation to and from Houston, vehicle and living expenses while in Houston will be Executives responsibility and Employee will only be responsible for payment of the allowance described above. The living and expense allowance described in this Section 4.2 shall be for the first year of this Agreement and shall be reviewed by Employer each year thereafter and may be changed or reduced as deemed appropriate by Employer.

5.       VACATIONS AND HOLIDAYS
         ----------------------

         The Executive will be entitled to three (3) weeks paid vacation each Fiscal Year in accordance with the vacation policies of the Employer in effect for its executive officers from time to time. Vacation must be taken by the Executive at such time or times as approved by the Chairman of the Board or Chief Executive Officer. The Executive will also be entitled to the paid holidays set forth in the Employer's policies. Vacation days and holidays during any Fiscal Year that are not used by the Executive during such Fiscal Year may not be used in any subsequent Fiscal Year.

6.       TERMINATION
         -----------

         6.1      EVENTS OF TERMINATION
                  ---------------------

          The Employment Period, the Executive's Basic Compensation and Incentive Compensation, and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Section 6):

                  (a)      upon the death of the Executive;

                  (b) upon the disability of the Executive (as defined in Section 6.2) immediately upon notice from either party to the other;

                  (c) for cause (as defined in Section 6.3), immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify; or

                  (d) without cause, immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify;

                  (e) upon written notice from Employer that Employer has elected to terminate this Agreement as a result of the breach of Employer's financial covenants to its lenders; or

                  (f) upon written notice from Executive to Employer that the Executive has elected to terminate this Agreement due to a Change of Control (as defined herein).

         6.2      DEFINITION OF DISABILITY
                  ------------------------

         For purposes of Section 6.1, the Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the Executive's duties under this Agreement for 120 consecutive days, or 180 days during any twelvemonth period, as determined in accordance with this
Section 6.2. The disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section 6.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 6.2, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this
Section 6.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 6.2.

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         6.3      DEFINITION OF "FOR CAUSE"
                  -------------------------

         For purposes of Section 6.1, the phrase "for cause" means: (a) the Executive's breach of this Agreement following ten days notice to Executive and failure to cure during such period thereof; (b) the Executive's failure to adhere to any written Employer policy if the Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the ten-day period preceding termination of this Agreement); (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the misappropriation (or attempted misappropriation) of any of the Employer's funds or property; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

         6.4      TERMINATION PAY
                  ---------------

         Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this
Section 6.4. For purposes of this Section 6.4, the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

         (a) TERMINATION BY THE EMPLOYER FOR CAUSE. If the Employer terminates this Agreement for cause, the Executive will be entitled to receive his Salary only through the date such termination is effective, but will not be entitled to any Incentive Compensation for the Fiscal Year during which such termination occurs or any subsequent Fiscal Year.

         (b) TERMINATION UPON DISABILITY. If this Agreement is terminated by either party as a result of the Executive's disability, as determined under Section 6.2, the Employer will pay the Executive his Salary through the remainder of the calendar month during which such termination is effective and for the lesser of (i) three (3) consecutive months thereafter, or (ii) the period until disability insurance benefits commence under the disability insurance coverage furnished by the Employer to the Executive.

         (c) TERMINATION UPON DEATH. If this Agreement is terminated because of the Executive's death, the Executive will be entitled to receive his Salary through the end of the calendar month in which his death occurs.

         (d) TERMINATION BY EMPLOYER UPON BREACH OF FINANCIAL COVENANTS. If this Agreement is terminated by Employer because of the breach of financial covenants by Employer, the Executive will be entitled to receive his Salary through the calendar month such termination is effective and for one calendar month thereafter.

         (e) TERMINATION BY EMPLOYER WITHOUT CAUSE. If this Agreement is terminated by Employer without cause, the Executive will be entitled to receive his Salary through the term of this Agreement in accordance with normal payroll practices of the Employer, but will not be entitled to any Incentive Compensation for the Fiscal Year during which such termination occurs or any subsequent Fiscal Year.

         (f) TERMINATION BY EXECUTIVE UPON CHANGE OF CONTROL. If this Agreement is terminated by Executive due to a Change of Control, the Executive will be entitled to receive his Salary for a period of one (1) year following such notice in accordance with normal payroll practices of the Employer, but will not be entitled to any Incentive Compensation for the fiscal Year during which such termination occurs or any subsequent Fiscal Year. Executive will not be entitled to any compensation hereunder if following Executive's termination pursuant to Section 6.1(f) of this Agreement, Executive is employed in any capacity by either the Employer or the person or entity which caused the Change of Control within a period of one year following notice of termination by Executive pursuant to Section 6.1(f) hereof. In the event that Executive terminates this Agreement pursuant to Section 6.1(f) hereof and receives any payments under this Section 6.4(f) and is also employed by the Employer or the person or entity causing the Change of Control within one year of such termination, then Executive will immediately remit to Employer all payments made by Employer to Executive pursuant to this Section 6.4(f).

         (g) BENEFITS. The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. The Executive will not receive, as part of his termination pay pursuant to this Section 6, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement.

7.       NON-DISCLOSURE COVENANT
         -----------------------

         7.1      ACKNOWLEDGMENTS BY THE EXECUTIVE
                  --------------------------------

         The Executive acknowledges that (a) during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; and (c) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information.

         7.2      AGREEMENTS OF THE EXECUTIVE
                  ---------------------------

         In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows:

         Confidentiality.
         ---------------

                  (a) During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

                  (b) Any trade secrets of the Employer will be entitled to all of the protections and benefits under the laws of the State of Texas and any other applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.

                  (c) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive.

                  (d) The Executive will not remove from the Employer's premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer. Upon termination of this Agreement by either party, or upon the request of the Employer during the Employment Period, the Executive will return to the Employer all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

         7.3      DISPUTES OR CONTROVERSIES
                  -------------------------

         The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

8.       GENERAL PROVISIONS
         ------------------

         8.1      INJUNCTIVE RELIEF AND ADDITIONAL REMEDY
                  ---------------------------------------

         The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Section 7) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief.

         8.2      COVENANTS OF SECTION 7 ARE ESSENTIAL AND INDEPENDENT COVENANTS
                  --------------------------------------------------------------

         The covenants by the Executive in Section 7 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, the Employer would not have entered into this Agreement or employed or continued the employment of the Executive. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

         The Executive's covenants in Section 7 is an independent covenant and the existence of any claim by the Executive against the Employer under this Agreement or otherwise, or against the Buyer, will not excuse the Executive's breach of any covenant in Section 7.

         If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Section 7.

         8.3      REPRESENTATIONS AND WARRANTIES BY THE EXECUTIVE
                  -----------------------------------------------

         The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

         8.4      OBLIGATIONS CONTINGENT ON PERFORMANCE
                  -------------------------------------

         The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder.

         8.5      WAIVER
                  ------

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

         8.6      BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED
                  -----------------------------------------------

         This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

         8.7      NOTICES
                  -------

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nation-ally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         If to Employer:            Allis-Chalmers Corporation
                                    7660 Woodway, Suite 200
                                    Houston, Texas 77063
                                    Attention:          Munawar H. Hidayatallah,
                                                        Chief Executive Officer
                                    Facsimile No.:      713-369-0555

         With a copy to:            Wilson, Cribbs, Goren & Flaum, P.C.
                                    440 Louisiana Street
                                    Suite 2200
                                    Houston, Texas 77002
                                    Attention:          Theodore F. Pound III
                                    Facsimile No.:      713-229-8824

         If to the Executive:       Jeffrey R. Freedman

                                    -------------------------
                                    -------------------------
                                    -------------------------
                                    Attention:          _______________
                                    Facsimile No.:      _______________

         With a copy to:
                                    -------------------------
                                    -------------------------
                                    -------------------------
                                    -------------------------
                                    Attention:          _______________
                                    Facsimile No.:      _______________

         8.8      ENTIRE AGREEMENT; AMENDMENTS
                  ----------------------------

         This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

         8.9      GOVERNING LAW
                  -------------

         This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

         8.10     JURISDICTION
                  ------------

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Texas, County of Harris, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

         8.11     SECTION HEADINGS, CONSTRUCTION
                  ------------------------------

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         8.12     SEVERABILITY
                  ------------

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         8.13     COUNTERPARTS
                  ------------

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         8.14     WAIVER OF JURY TRIAL
                  --------------------

         THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

EMPLOYER:                                   ALLIS-CHALMERS CORPORATION



                                            By:/S/ MUNAWAR H. HIDAYATALLAH
                                               ----------------------------
                                                   Munawar H. Hidayatallah,
                                                   Chief Executive Officer



EXECUTIVE:                                  JEFFREY R. FREEDMAN



                                            /S/ JEFFREY R. FREEDMAN
                                            -------------------------------